UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

November 24, 2020

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02    Results of Operations and Financial Condition.

    On November 24, 2020, The Gap, Inc. (the "Company") issued a press release announcing the Company’s earnings for the third quarter of fiscal 2020 ended October 31, 2020. A copy of this press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference. A slide presentation, which includes supplemental information relating to the Company's third quarter earnings, is furnished as Exhibit 99.3 to this current report.

    The information provided pursuant to Item 2.02, including the exhibits furnished herewith, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 (as amended, the "Securities Act") or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(c)

On November 20, 2020, the compensation and management development committee of the board of directors of the Company appointed Asheesh Saksena as the Company's Chief Growth Officer, effective January 11, 2021.

Prior to his appointment as the Company's Chief Growth Officer, Mr. Saksena, 56, served as the Senior Advisor to the Chief Executive Officer of Best Buy Co., Inc., an American multinational consumer electronics retailer, from August 2020 to November 2020; President of Best Buy Health of Best Buy Co., Inc. from December 2018 to August 2020; and Chief Strategic Growth Officer of Best Buy Co., Inc. from June 2016 to December 2018. Prior to joining Best Buy, Mr. Saksena served as Executive Vice President, Chief Strategy Officer of Cox Communications, an American company that provides digital cable television, telecommunications and home automation services and a wholly owned subsidiary of Cox Enterprises, Inc., from October 2011 to May 2016.

Pursuant to the terms of Mr. Saksena’s at-will offer letter with the Company (the "Offer Letter"), he will receive an annual base salary of $900,000 and will be eligible for an annual target bonus equal to 125% of his base salary, prorated to his start date. Mr. Saksena will also be eligible to receive long-term equity incentive awards with an annual target value of $3,000,000, which will be comprised of 60% performance restricted stock units, 20% stock options and 20% restricted stock units. The vesting period for such awards will be determined at the time of grant. Mr. Saksena is also eligible to receive severance benefits as set forth in the Offer Letter, which include 18 months of post-termination salary payments, reimbursement of healthcare premiums through COBRA, financial counseling, a prorated annual bonus and accelerated vesting of restricted stock units and performance shares or units that remain subject only to time vesting conditions scheduled to vest prior to April 1 following the fiscal year of termination.

There are no family relationships existing between Mr. Saksena and any director or executive officer of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Saksena or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Saksena and any other persons pursuant to which Mr. Saksena was appointed to this position.

Item 7.01     Regulation FD Disclosure.

On November 24, 2020, the Company issued a press release announcing the appointment of Mr. Saksena as Chief Growth Officer and Sandra Stangl as President and Chief Executive Officer of Banana Republic. Ms. Stangl will begin her role on December 14, 2020. A copy of this press release is attached hereto as Exhibit 99.2.

The information provided pursuant to Item 7.01, including Exhibit 99.2 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated November 24, 2020 announcing the Company’s earnings for the third quarter ended October 31, 2020

99.2	Press Release dated November 24, 2020

99.3	Supplemental slides provided in connection with the Company’s third quarter 2020 earnings call

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: November 24, 2020	By:	/s/ Katrina O'Connell
Katrina O'Connell
Executive Vice President and
Chief Financial Officer